Exhibit 22.3

9th Floor, 100 University Avenue

Toronto, Ontario M5J 2Y1 Canada

www.computershare.com

MR SAM SAMPLE

123 SAMPLES STREET

SAMPLETOWN SS X9X 9X9

Security Class

CLASS A SUBORDINATE VOTING

C1234567890 X X X

Holder Account Number

00R5EE

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Intermediary

X X X

Voting Instruction Form (“VIF”)—Special Meeting (the “Meeting”) to be held on Friday, July 23, 2010

NON-REGISTERED (BENEFICIAL) HOLDERS

Notes to VIF:

1. We are sending to you the enclosed proxy-related materials that relate to a meeting of the holders of the series or class of securities that are held on your behalf by the intermediary identified above.

Unless you attend the Meeting and vote in person, your securities can be voted only by the appointees of Magna International Inc. named on the reverse side of this VIF, as proxy holder of the registered holder, in accordance with your instructions.

2. We are prohibited from voting these securities on any of the matters to be acted upon at the Meeting without your voting instructions. In order for these securities to be voted at the

Meeting, it will be necessary for us to have your voting instructions. Please complete and return the information requested in this VIF to provide your voting instructions to us promptly.

3. If you wish to attend the Meeting in person or appoint some other person or company, who need not be a shareholder, to attend and act on your behalf at the Meeting, please insert your name(s) or the name of your chosen appointee in the space provided (please see reverse).

4. This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate, set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.

5. If this VIF is not dated, it will be deemed to bear the date on which it is mailed by Management to you.

6. When properly signed and delivered, the securities represented by this VIF will be voted as directed by you on the reverse side, however, if such a direction is not made in respect of any matter, the VIF will direct the voting of the securities FOR the approval of the special resolution authorizing the Arrangement.

7. This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the Notice of Meeting or other matters as may properly come before the Meeting or any adjournment or postponement thereof.

8. Should you wish to receive a legal form of proxy, please write to Computershare at the above address indicated and one will be sent to you by mail. Please remember that a legal proxy is subject to all the terms and conditions that apply to proxies as outlined in the previously provided Management Information Circular/Proxy Statement and the accompanying Supplement (the “Supplement”),

including any cut-off time for receipt.

9. Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf.

10. By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities.

11. If you have any questions regarding the enclosed documents, please contact the Registered Representative who services your account.

12. This VIF should be read in conjunction with the previously provided Management Information Circular/Proxy Statement and the Supplement.

VIFs submitted must be received by 5:00 p.m. (Toronto Time) on Wednesday, July 21, 2010.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the toll free number listed BELOW from a

touch tone telephone.

• Go to the following web site:

www.investorvote.com

• Complete, sign and date the reverse hereof.

• Return this VIF in the envelope provided.

To1-866-732-VOTE (8683) Toll Free

Vote by Mail

Instead of mailing this VIF, you may choose ONE of the three other voting methods outlined in this VIF (phone, internet, fax), subject to the following:

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail, internet or fax (1-866-249-7775 for within Canada and (416) 263-9524 for outside Canada) are the only methods by which a holder may choose an appointee other than the Management appointees named on the reverse of this VIF.

If you vote by telephone or the internet, DO NOT mail back this VIF.

To Vote Using the Internet .

To Vote Using the Telephone .

To vote by telephone or the internet, you will need to provide your CONTROL NUMBER listed below.

MR SAM SAMPLE

C1234567890

XXX 123

Appointee

The undersigned non-registered (beneficial) holder of Magna International Inc. (the "Corporation") hereby appoints Michael D. Harris, or failing him Vincent J. Galifi, or failing him Jeffrey O. Palmer

OR

Print the name of the person you are appointing if this person is someone other than the Management appointee(s) (see instructions 3 and 8 on reverse).

1. Arrangement Resolution

For Against

The special resolution approving the plan of arrangement (the "Arrangement") under section 182 of the Business Corporations Act (Ontario) involving Magna International Inc. ("Magna"), Magna E-Car Systems L.P., the Stronach Trust and certain other parties, as more particularly described in the Management Information Circular/Proxy Statement dated May 31, 2010 (the "Circular") as amended and supplemented by the Supplement to the Circular (as the Arrangement may be or has been modified or amended), and the transactions contemplated by the transaction agreement dated May 6, 2010 among Magna, 446 Holdings Inc. and the Stronach Trust, the full text of which special resolution is set forth in Appendix A to the Circular.

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THIS FORM CAN BE USED TO VOTE OR TO CHANGE YOUR PREVIOUSLY RECORDED VOTE. IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU NEED NOT TAKE ANY FURTHER ACTION.

Signature(s)/Authorized Officer(s) - Sign Here - This section must be completed for your instructions to be executed.

If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated. **If no voting instructions are indicated above, this VIF will direct the voting of the securities to be made FOR the approval of the special resolution authorizing the Arrangement.**

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Signature(s)

Date

999999999999 033888 9XX AR0 MGCQ

00R5FC